Exhibit 10.2

SECOND AMENDMENT TO CREDIT FACILITY AGREEMENT

Reference is made to the Credit Facility Agreement dated as of August 30, 2006 by and between TechTarget, Inc., a Delaware Corporation (the “Borrower”) and Citizens Bank of Massachusetts now known as RBS Citizens, National Association, its successor by merger (the “Bank”), which Credit Facility Agreement, as amended by First Amendment to Credit Facility Agreement dated August 30, 2007, is referred to herein as the “Credit Agreement.” Capitalized terms used in this Amendment and not otherwise defined herein shall bear the same respective definitions as set forth in the Credit Agreement.

WHEREAS, the parties desire to effect certain changes to the terms of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties to the Credit Agreement hereby agree as follows:

1.  Section 1, entitled “Definitions” is hereby amended by adding the following definition to be inserted into proper alphabetical order:

“Assets under Management and Deposits” means the sum of (a) Borrower’s assets under management with the Bank or its affiliates including the Bank’s Wealth Management group plus (b) demand deposit accounts, certificates of deposit, money market accounts and savings accounts of Borrower held by the Bank or the Bank’s affiliates, as averaged over the period of each calendar quarter commencing with the quarter commencing October 1, 2008 to determine a daily average.”

2.  Section 2.2 entitled “Interest Generally” is amended by deleting the following sentence and substituting therefor the following two sentence:

Deleted Sentence: “Fees for Letters of Credit will be one and one-half (1.5%) percent per annum of the issuance amount, payable annually in advance.”

Substituted Provisions: “Fees for Letters of Credit will be at the rate of one percent per annum of the issuance amount, payable quarterly in advance, if Assets Under Management and Deposits for the immediately preceding calendar quarter are more than $45,000,000, and otherwise will be one and one-half (1.5%) percent per annum of the issuance amount. Letter of Credit fees will be adjusted quarterly to reflect Assets Under Management and Deposits for the immediately preceding calendar quarter.”

3.  Section 2.10 is hereby amended by deleting the existing provisions thereof and substituting therefor the following:

“2.10 Unused Line Fee. The Borrower hereby agrees to pay the Bank a fully earned and non-refundable unused line fee at the applicable per annum rate as set forth in the following tables as applied to the difference between (i) $20,000,000 and (ii) the outstanding principal amount of the sum of the Advances and Letters of Credit outstanding, which fee shall accrue and be charged to and paid by Borrower on a quarterly basis in arrears. Such rate shall be measured by the ratio of Total Funded Debt to EBITDA for the preceding four fiscal quarters of the Borrower:

“If Assets Under Management and Deposits for the immediately preceding calendar quarter are more than $45,000,000, the following table applies:

Unused Pricing Grid A

Level	Ratio	Per Annum Unused Line Fee Rate
I	Equal to or greater than 2.0:1	0.30%
II	Less than 2.0:1 but greater than or equal to 1.0:1	0.25%
III	Less than 1.0:1	0.20%

In all other cases, the following table applies:

Unused Pricing Grid B

Level	Ratio	Per Annum Unused Line Fee Rate
I	Equal to or greater than 2.0:1	0.35%
II	Less than 2.0:1 but greater than or equal to 1.0:1	0.30%
III	Less than 1.0:1	0.25%

4.                                      Borrower represents and warrants to the Lender that (i) no Defaults or Events of Default have occurred that are continuing; (ii) Borrower has complied with all the covenants and agreements contained in the Loan Documents (as defined in the Credit Agreement) in all material respects; (iii) the representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects as of the date hereof; and (iv) this Amendment and all other documents relating to this Amendment delivered this date to the Lender have been authorized by all necessary actions on the part of the Borrower.

5.                                      The Borrower agrees to deliver to the Lender such other documents relating to this Amendment as the Lender may reasonably require, all in form and substance reasonably satisfactory to the Lender.

6.                                      This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.                                      Upon and after the date of this Amendment, all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement as affected by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, except as specifically set forth herein, and except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with the respective terms thereof.

Executed as of the 18 day of December, 2008.

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ William M. Clossey
William M. Clossey, Vice President

TECHTARGET, INC.

By:	/s/ Eric Sockol